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                                                           EXHIBIT 32

                                  CERTIFICATION
                          PURSUANT TO 18 U.S.C. ss.1350

         In connection with the report on Form 10-K/A of Janel World Trade, Ltd. for the fiscal year ended September 30, 2003, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned officers of the registrant certifies pursuant to 18 U.S.C. Section 1350 that:

         1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

Dated: January 12, 2004                /s/ James N. Jannello
                                       ------------------------------
                                       James N. Jannello,
                                       Executive Vice President and Chief
                                       Executive Officer

Dated: January 12, 2004                /s/Stephan P. Cesarski
                                       -----------------------
                                       Stephan P. Cesarski
                                       President and Chief Operating Officer


Dated: January 12, 2004                /s/Linda Bieler
                                       -------------------------
                                       Linda Bieler
                                       Controller and Chief Financial and
                                       Accounting Officer